UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

January 17, 2018

____________________________

ICPW Liquidation Corporation

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation)

0-51365 (Commission File Number)		98-0434104 (IRS Employer Identification No.)
15260 Ventura Boulevard, 20th Floor Sherman Oaks, CA 91403 (Address of Principal Executive Offices and zip code)

(972) 996-5664

(Registrant’s telephone
number, including area code)

Ironclad Performance Wear Corporation

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 7.01	Regulation FD Disclosure.

On January 17, 2018, the Registrant and ICPW Liquidation Corporation, a California corporation and its wholly-owned subsidiary (“ICPW California” and together with the Registrant, the “Debtors”), each filed a monthly operating report with the U. S. Bankruptcy Court, Central District of California, San Fernando Valley Division (the “Bankruptcy Court”) pursuant to Rule 2015 promulgated under the U. S. Bankruptcy Code, for November 2017 (the “Monthly Operating Reports”). Copies of the Monthly Operating Reports are furnished herewith as Exhibits 99.1 and 99.2.

Item 8.01	Other Events.

On January 12, 2018, the Debtors and the Official Committee of Equity Security Holders (the “OCEH” and together with the Debtors, the “Plan Proponents”), filed a Joint Plan of Liquidation (the “Joint Plan”) with the Bankruptcy Court. On January 12, 2018, the Registrant also distributed to record holders of its common stock as of January 11, 2018, a Notice of Hearing on Confirmation of Debtors’ and Official Committee of Equity Security Holders’ Joint Plan of Liquidation dated January 12, 2018 and Summary of Joint Plan (the “Plan Summary”). Copies of the Joint Plan and Plan Summary are filed herewith as Exhibits 99.3 and 99.4, respectively.

While the Joint Plan remains subject to further revision by the Plan Proponents, the Bankruptcy Court has scheduled a hearing (the “Plan Confirmation Hearing”) on February 12, 2018 to consider the confirmation of the Joint Plan (the “Plan Confirmation Hearing Date”). The Registrant can provide no assurance that the Bankruptcy Court will confirm the Joint Plan at the Plan Confirmation Hearing.

Among other matters, the Joint Plan provides that on its effective date, which will be the first business day at least 15 days following the date of entry of the Bankruptcy Court order confirming the Joint Plan and the satisfaction or waiver by the Plan Proponents of certain conditions to the effectiveness of the Joint Plan (as applicable, the “Effective Date”), the outstanding shares of the Registrant’s common stock will be cancelled in exchange for non-transferrable beneficial interests in a trust (the “Trust”) to be established as of the Effective Date. The purpose of the Trust is, among other matters, to distribute proceeds to holders of beneficial interests in the Trust (the “Trust Beneficiaries”) and investigate and, if appropriate, pursue all claims and causes of action that belong to the Debtors’ bankruptcy estates that are assigned to the Trust for the benefit of the Trust Beneficiaries.

The Trust Beneficiaries will be holders of record (the “Record Holders”) of shares of the Registrant’s common stock as of the date determined in accordance with the Joint Plan the (“Record Date”). The Registrant has requested that the Financial Industry Regulatory Authority (“FINRA”) halt trading in shares of the Registrant’s common stock, and the Registrant will advise FINRA of the proposed Record Date not less than 10 days in advance of such date. The period of time between the Plan Confirmation Hearing but prior to the Effective date is hereafter referred to as the “Gap Period.”

The Plan Proponents believe that a trading halt during the Gap Period is necessary to protect investors and the public interest. The Plan Proponents believe that the cancellation of the Registrant’s common stock as of the Effective Date constitutes an extraordinary event that is likely to have a material effect on the market for the Registrant’s common stock, with the potential to cause major disruption to the marketplace or significant uncertainty in the settlement and clearance process. Since only Record Holders will receive distributions from the Debtors’ bankruptcy estates or the Trust based on the shares of the Registrant’s common stock they hold as of the Record Date, the Plan Proponents believe that it would be untenable to allow trading in the Registrant’s common stock following the Record Date (since purchasers of such shares will receive no right to receive distributions from the Debtors’ bankruptcy estates or the Trust as a result of such purchases).

Under the Joint Plan, all of the outstanding shares of the Registrant’s common stock existing on the Effective Date will be cancelled, and the Record Holders who owned shares of the Registrant’s common stock on the Record Date will become holders of non-transferable beneficial interests in the Trust in exchange for those shares. The Registrant or the Trustee of the Trust will seek to terminate the Registrant’s reporting obligations in compliance with federal and state securities laws.

Pursuant to the Joint Plan, the Registrant’s Board of Directors, acting in its capacity as the administrator of the Registrant’s 2006 Stock Incentive Plan, as amended (the “SIP”), will exercise its authority under the SIP to cancel on the date that is two business days prior to the Record Date (the “Option Cancellation Date”) all outstanding options to purchase shares of the Registrant’s common stock issued under the SIP without payment of any consideration, and to notify (at least 10 days prior to the Option Cancellation Date) each holder of such outstanding options of such holder’s right to exercise the vested portion of such outstanding options by the earlier of (x) their current expiration date or (y) 5:00 PM Pacific Time on the day prior to the Option Cancellation Date. Subject to the terms of the SIP, the Trustee will recognize all authorized shares of Common Stock issued to holders of Options that have been exercised and fully paid prior to the Option Cancellation Date (the “Option Shares”) as belonging to Record Holders. The Option Shares will be included in the total of Record Shares to be cancelled as of the Effective Date.

The Plan Proponents have preliminarily estimated an initial distribution of 11.28 cents per share by the Trustee based upon estimated available funds of $9,659,669 to the Record Holders and cancellation of 85,646,354 Record Shares on the Effective Date. If any of these assumptions proves to be inaccurate, that will necessarily effect on a dollar-for-dollar basis (higher or lower) the amount of the initial distribution to be made to the Record Holders and the availability of one or more secondary distributions. The Registrant can provide no assurance that the initial distribution from the Trust to Trust Beneficiaries will equal or exceed 11.28 cents per share. The actual amount of the initial distribution from the Trust to Trust Beneficiaries will be determined by the Trustee of the Trust once the Trust is established and funds are transferred to the Trust from and after the Effective Date.

On February 5, the Registrant issued a press release titled “ICPW Liquidation Corporation Files Joint Plan of Liquidation; Seeks Trading Halt.” The press release is attached hereto as Exhibit 99.5 and is incorporated herein by reference.

Court filings for the Debtors’ voluntary petitions under Chapter 11 of the U. S. Bankruptcy Code (the “Chapter 11 Cases”) are available at https://www.pacer.gov and at http://www.kccllc.net/ICPW.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit

Number Description

99.1	November 2017 Monthly Operating Report for ICPW Liquidation Corporation, a California Corporation*
99.2	November 2017 Monthly Operating Report for ICPW Liquidation Corporation, a Nevada Corporation*
99.3	Joint Plan of Liquidation.
99.4	Notice of Hearing on Confirmation of Debtors’ and Official Committee of Equity Security Holders’ Joint Plan of Liquidation dated January 12, 2018 and Summary of Joint Plan.
99.5	Press Release dated February 5, titled “ICPW Liquidation Corporation Files Joint Plan of Liquidation; Seeks Trading Halt.”

* Furnished herewith.

Forward Looking Statements.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Registrant notes that certain statements set forth in this Current Report on Form 8-K provide other than historical information and are forward looking. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “will,” “would,” “could,” and similar expressions or phrases identify forward looking statements. The actual achievement of any forecasted results, or the unfolding of future economic or business developments in a way anticipated or projected by the Registrant, involve numerous risks and uncertainties that may cause the Registrant’s actual performance to be materially different from that stated or implied in the forward-looking statement. Those risks and uncertainties, many of which are beyond the control of the Registrant, include, without limitation, risks attendant to the bankruptcy process, including the effects thereof on the Registrant’s business and on the interests of various constituents and the length of time that the Registrant might be required to operate in bankruptcy; risks associated with third party motions in the Chapter 11 Cases; potential adverse effects on the Registrant’s liquidity or results of operations; increased costs to execute a reorganization pursuant to the Chapter 11 Cases; the timing for effecting a reorganization pursuant to the Chapter 11 Cases and factors affecting distributions under such reorganization; effects on the market price of the Registrant’s common stock and on the Registrant’s ability to access the capital markets; and the resolution of legal proceedings. Readers should consider all of these risk factors as well as other information contained in this Current Report on Form 8-K.

Cautionary Statements

The Registrant cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Reports, which reports were not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Registrant. The Monthly Operating Reports are limited in scope, cover a limited time period, have been prepared solely for the purpose of complying with the requirements applicable in the Chapter 11 Cases and are in a format acceptable to the U.S. Trustee. The financial information contained in the Monthly Operating Reports was not audited or reviewed by independent public accountants, does not contain all of the information and footnotes required by generally accepted accounting principles in the United States, are in a format prescribed by applicable bankruptcy laws, and are subject to future adjustment and reconciliation. There can be no assurance that, from the perspective of an investor or potential investor in the Registrant’s securities, the financial information contained in the Monthly Operating Reports is complete. The Monthly Operating Reports also contain information for periods which are shorter or otherwise different from those required in the Registrant’s reports pursuant to the Exchange Act, and such information might not be indicative of the Registrant’s financial condition or operating results for the period that would be reflected in the Registrant’s financial statements or in its reports pursuant to the Securities Exchange Act of 1934, as amended. Results set forth in the Monthly Operating Reports should not be viewed as indicative of future results.

The Registrant further cautions investors and potential investors that trading in shares of the Registrant’s common stock during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for shares of the Registrant’s common stock may bear little or no relationship to the actual recovery, if any, by investors or potential investors in the reorganization. Accordingly, the Registrant urges extreme caution with respect to existing and future investments in its common stock.

Generally, in bankruptcy cases the debtors are required periodically to file various documents with, and provide certain information to, the Bankruptcy Court, including statements of financial affairs, schedules of assets and liabilities, monthly operating reports, and other financial information. Such materials will be prepared according to the requirements of federal bankruptcy law. While they would be expected to accurately provide then-current information required under federal bankruptcy law, such materials will contain information that may be unconsolidated and will generally be unaudited and prepared in a format different from that used in the Registrant’s consolidated financial statements filed with the Securities and Exchange Commission under the federal securities laws. Accordingly, the Registrant believes that the substance and format of such materials do not allow meaningful comparison with its publicly-disclosed consolidated financial statements. Moreover, the materials filed with the Bankruptcy Court are not prepared for the purpose of providing a basis for an investment decision relating to the Registrant’s securities or for comparison with other financial information filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONCLAD PEFORMANCE WEAR CORPORATION

Date: February 5, 2018

By: /s/ Matthew Pliskin

Matthew Pliskin

Chief Financial Officer & Secretary